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EXHIBIT 10(u)

THE DOW CHEMICAL COMPANY
2003 NON-EMPLOYEE DIRECTORS' STOCK INCENTIVE PLAN

1.
Establishment and Purpose of the Plan.

  The Dow Chemical Company 2003 Non-Employee Directors' Stock Incentive Plan (the "Plan") is established upon the following terms and conditions. The purposes of the Plan are to advance the interests of The Dow Chemical Company (the "Company") through the attraction, motivation and retention of qualified non-employee Directors. The Plan will provide a means for non-employee Directors to increase their equity ownership of the Company consistent with the Company's guidelines for stock ownership by non-employee Directors. By increasing their ownership interest in the Company, the economic interests of the non-employee Directors will more closely align with those of all other stockholders of the Company. If approved by the stockholders, no additional grants will be made from the 1998 Non-Employee Directors' Stock Incentive Plan after the date of such approval.

2.
Definitions.

2.01
Award: A grant of Options, Restricted Stock, and/or Deferred Stock to an Awardee.

2.02
Awardee: An Eligible Director to whom an Award is made.

2.03
Award Agreement: Each Award of Options, Restricted Stock or Deferred Stock shall be evidenced by an Option Agreement, a Restricted Stock Agreement or a Deferred Stock Agreement. Such Award Agreement shall conform to the provisions of the Plan and shall specify the Date of Grant, the Option Price for grants of Options, vesting provisions and any restrictions for grants of Restricted Stock or Deferred Stock.

2.04
Basic Annual Award: An Award granted to each Eligible Director once each year based upon the formulas described in Section 13.

2.05
Board of Directors: The Board of Directors of the Company.

2.06
Change of Control:

  Definition: "Change in Control" shall be deemed to have occurred if:

    (a)
    any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company, or

    (b)
    a majority of the members of the Board of Directors of the Company is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the directors before the date of the appointment or election, or

    (c)
    any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of such corporation, or

    (d)
    any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from Company that has a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the Company immediately before such acquisition or acquisitions, provided that the following asset transfers shall not result in a Change of Control: (i) a transfer of assets to a stockholder of Company in exchange for or with respect to its stock, (ii) a transfer to a corporation, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (iii) a transfer to a person, or more than one person acting as a group, that owns 50% or more of the stock of the Company or (iv) a transfer to an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (iii).

  This definition of "Change of Control" is intended to conform to the definition of a "change in ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation" as defined under Section 409A of the Internal Revenue Code pursuant to Internal Revenue Service Notice 2005-1 and any subsequent authority issued pursuant to Section 409A of the Internal Revenue Code, and no corporate event shall be considered a Change of Control unless it meets such requirements.

2.07
Common Stock: The Common Stock of the Company, par value $2.50 per share, or such other class or kind of share or other securities as may be applicable under Section 6.

2.08
Company: The Dow Chemical Company, a Delaware corporation, or any successor to substantially all its business.

2.09
Date of Grant: The date an Award is granted to an Eligible Director. The Date of Grant will be March 5 of each year during the life of the Plan and for any supplemental grant, on a date determined by the Board of Directors. If the New York Stock Exchange ("NYSE") is not open on such date, the Date of Grant will be the next subsequent day on which the NYSE is open.

2.10
Deferred Stock: Deferred Stock is Common Stock of the Company to be issued to an Awardee under the Plan in one or more installments beginning at such time in the future as the Committee on Directors and Governance shall determine. Prior to the issuance of Deferred Stock, the Company shall pay or accrue an amount equivalent to the dividends on that Deferred Stock from the date of grant. Awards of Deferred Stock shall be made pursuant to a Deferred Stock Agreement between the Company and each Awardee that may contain additional terms.

2.11
Deferred Stock Agreement: The written agreement between the Company and the Awardee for a grant of Deferred Stock.

2.12
Eligible Director: Any person who on the date of grant is a member of the Board of Directors of the Company and is not an employee of the Company or of any Subsidiary as defined in Section 2.20.

2.13
Fair Market Value: As applied to a specific date, the closing market price of Common Stock, as reported on the consolidated transaction reporting system for the NYSE on such date, or, if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded.

2.14
Option: Any option or options providing for the purchase of a stated number of whole, not fractional, shares of Common Stock pursuant to Section 5.

2.15
Option Agreement: The written agreement between the Company and Awardee for the grant of an Option.

2.16
Option Price: The price at which Common Stock of the Company may be purchased upon the exercise of an Option shall be the Fair Market Value on the Date of Grant.

2.17
Plan: The Dow Chemical Company 2003 Non-Employee Directors' Stock Incentive Plan.

2.18
Restricted Stock: Restricted Stock under the Plan is Common Stock of the Company restricted as to sale for such time, and/or under such conditions, as the Governance Committee shall determine. Prior to the lifting of the restrictions, the Awardee will nevertheless be entitled to receive dividends from and to vote the shares of Restricted Stock. Awards of Restricted Stock shall be made pursuant to a Restricted Stock Agreement between the Company and each Awardee that may contain additional terms.

2.19
Restricted Stock Agreement: The written agreement between the Company and the Awardee for a grant of Restricted Stock.

2.20
Subsidiary: Any business association (including a corporation or a partnership other than the Company) in an unbroken chain of such associations beginning with the Company if each of the associations other than the last association in the unbroken chain owns equity interests (including stock or partnership interests) possessing fifty (50) percent or more of the total combined voting power of all classes of equity interests in one or the other associations in such chain.

2.21
Supplemental Grant: A grant of Options, Restricted Stock, or Deferred Stock that is in addition to the Basic Annual Award and is granted to an Eligible Director as a result of that Eligible Director taking on additional responsibilities as a member of the Board of Directors of the Company.

3.
Stock Subject to the Plan.

  The total number of shares of Common Stock which may be awarded under the Plan is 1,500,000. If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares or of other consideration in lieu of such shares, the shares subject to such Award, to the extent of such termination or forfeiture, shall again be available for grant under the Plan during the term of the Plan.

4.
Duration of Plan.

  The Plan shall have a duration of ten (10) years commencing on January 1, 2003.

5.
Grants of Stock.

5.01
Frequency of Grants. Basic Annual Awards shall be made on an annual basis on the Date of Grant as defined in Section 2.09. Supplemental Grants may be made at any time in the discretion of the Board of Directors. If the Plan is approved by the Company's stockholders, grants of Restricted Stock pursuant to Section 13(b) will be made as of March 5, 2003.

5.02
Size of Grants. The size of each Basic Annual Award shall be determined by the Governance Committee as described in Section 13. The size of any Supplemental Grant shall be determined by the Board of Directors.

5.03
Individual Limits. An annual aggregate limit of 25,000 shares (including Options, Restricted Stock, and Deferred Stock) is set for any individual Director, such limit including both the Basic Annual Award and any Supplemental Grant received during any given calendar year.

5.04
Types of Grants. Grants may consist of Options, Restricted Stock, or Deferred Stock or a combination of Options, Restricted Stock and Deferred Stock during any given calendar year.

5.05
Terms of Grants. Stock Options are non-qualified right-to-buy Options for the purchase of Common Stock of the Company. The term of each Option shall be ten (10) years from the Date of Grant. The Option Price shall be the Fair Market Value of Dow Common Stock on the date the Option is granted. Under no circumstances shall any Option vest in less than one year from the Date of Grant. Shares purchased upon exercise of an Option must be paid for in full at the time of exercise either in cash or with currently owned shares. Neither the Governance Committee nor the Board of Directors may reprice any Option that is "underwater." Restricted Stock is Common Stock of the Company restricted as to sale in such fashion as the Governance Committee shall determine. Prior to the lifting of the restrictions, the Awardee will be entitled to receive dividends from the Restricted Stock on the Company's stated dividend payment dates and to vote the shares of Restricted Stock. Lifting of restrictions will be accelerated in the event of a Change of Control as defined in Section 2.06. Deferred Stock is Common Stock of the Company to be issued to an Awardee under the Plan in one or more installments beginning at such time in the future as the Governance Committee shall determine. As specified in the Deferred Stock Agreement, on the date of issuance of the Deferred Stock, or as soon as administratively practicable thereafter, the Company shall pay an amount equivalent to the dividends on that Deferred Stock from the date of grant. Delivery of the Deferred Stock will be accelerated in the event of a Change in Control as defined in Section 2.06.

5.06
Termination of Membership on the Board of Directors. Notwithstanding the provisions of Section 5.05, an Option whose term has not yet expired that is held by an Awardee shall become fully vested and immediately exercisable upon such Awardee's death or retirement from the Board of Directors. Any such Options must be exercised (a) within five (5) years from such termination of Board membership or Change of Control or (b) within the original term of the Option, whichever time is less, or such Option shall thereafter automatically terminate. Options held by an Awardee whose membership on the Board of Directors terminates for reasons other than those described above, unless subject to the provisions of Section 8 of the Plan, shall expire within six (6) months from Board termination and are exercisable only to the extent they have vested, as provided for under Section 5.05, prior to expiration. Grants of Restricted Stock shall have their restrictions accelerated in the event of the Director's death or retirement from the Board of Directors. In such event, the Common Stock related to such grant shall be delivered to the retired Director or such Director's beneficiary as soon as administratively feasible after such event. Grants of Deferred Stock shall have their issuance accelerated in the event of the Director's death or retirement from the Board of Directors. In such event, the Common Stock related to such grant shall be delivered to the retired Director or such Director's beneficiary as soon as administratively feasible after such event.

6.
Adjustments upon Changes in Capitalization.

  In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or any other change in corporate structure of the Company affecting Common Stock, or a sale by the Company of all or a substantial part of its assets, or any distribution to stockholders other than a cash dividend, the Board of Directors of the Company will make appropriate adjustment in the number and kind of shares authorized by the Plan, and any adjustments to outstanding awards as it deems appropriate. However, no fractional shares of Common Stock will be issued pursuant to any such adjustment, and the Fair Market Value of any fractional shares resulting from adjustments will be paid in cash to the Awardee.

7.
General Provisions.

  Each Award is normally made through a written Award Agreement between the Company and the Awardee. Nothing contained in the Plan, or in any Award granted pursuant to the Plan, shall confer upon any Awardee any right with respect to continuance as a Director.

8.
Forfeiture.

  All Options, Restricted Stock, and Deferred Stock granted to an Awardee shall automatically terminate and be null and void as of the date an Eligible Director's service on the Board of Directors terminates if the directorship is terminated as a result of any act of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation, or conversion of assets or opportunities of the Company or any Subsidiary.

9.
Non-Assignability.

  Awards may not be pledged, assigned, or transferred for any reason during the Awardee's lifetime, and any attempt to do so shall be void and the relevant Award shall be immediately forfeited.

10.
Beneficiary upon Awardee's Death.

  Notwithstanding the provisions of Section 9, an Awardee's Award shall be transferable at his or her death to the beneficiary designated by the Awardee on forms prescribed and filed with the Company. Upon the death of an Awardee, such beneficiary shall succeed to the rights of the Awardee. If no such designation of a beneficiary has been made, the Awardee's Award(s) shall succeed to his or her legal representative and shall be transferable by will or pursuant to the laws of descent and distribution.

11.
Plan Administration.

  The Plan is administered by the Governance Committee of the Board of Directors. The Committee shall have the authority to interpret the Plan and to provide for additional terms and conditions as may be reflected in the Award Agreements.

12.
Amendment and Termination of the Plan.

  The Board of Directors of the Company shall have the power to amend or terminate the Plan without further action of the stockholders, but no such amendment may: materially increase the number of shares available under the Plan (other than an increase solely to reflect a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or any other change in corporate structure of the Company affecting the Common Stock, or a sale by the Company of all or a substantial part of its assets, or any distribution to stockholders other than a cash dividend); withdraw administration of the Plan from the Governance Committee of the Board of Directors; change the types of awards available under the Plan; extend the term of the Plan; constitute a "material revision" to the Plan requiring stockholder approval pursuant to the New York Stock Exchange Corporate Governance Listing Standards; or delete or limit the scope of the Plan provision prohibiting the repricing of Options that are "underwater."

  The duration of the 2003 Plan shall be ten years. No additional grants will be made after December 31, 2012 unless the Board of Directors decides to terminate the Plan earlier or the stockholders of the Company approve an extension.

13.
Formulas for Basic Annual Awards of Stock Options, Deferred Stock and of Restricted Stock.

  Subject to the individual limitation set forth in Section 5.03, the Governance Committee shall from time to time establish the number of Stock Options, Deferred Stock and/or shares of Restricted Stock (or a formula for determining such), if any, to be granted to each eligible director as the Basic Annual Award under the Plan.

14.
Income Tax Status.

  The Company has been advised by its tax counsel that awards made under the Plan will give rise to the following tax events for U.S. citizens and residents under current U.S. federal income tax law:

  A.
  Non-qualified Options.    The Awardee will not be subject to tax upon the grant of the Option, and the Company will not be entitled to a tax deduction by reason of such grant. If an Awardee exercises a Non-qualified Option, the difference between the Option Price and the Fair Market Value of the shares on the date of exercise will be treated as taxable compensation to the Awardee. The Company will be entitled to a tax deduction in the amount of and for the taxable year in which such amount is treated as compensation to the Awardee.

  B.
  Awards of Restricted Stock.    Unless the Awardee makes an election under Section 83(b) of the Internal Revenue Code, Restricted Stock will not be taxable when issued, and the Company will not be entitled to a deduction at the time of issuance. Any dividends paid to the Awardee prior to the lifting of restrictions are taxable compensation income to the Awardee. When the restrictions are lifted, the Awardee will be treated as receiving taxable compensation in the amount of the excess of the then Fair Market Value over the amount, if any, paid by the Awardee for the shares.

  C.
  Awards of Deferred Stock.    The Award of a right to receive stock at a future date will not have any immediate tax consequence. Any dividends paid to the Awardee prior to the issuance of shares are taxable compensation income to the Awardee. At the time shares of Common Stock are issued under any such Award, the Awardee will be treated as having received taxable compensation. The amount of that income will be the Fair Market Value of one share of Common Stock times the number of shares received. The Company will receive a federal income tax deduction for the same amount as is treated as taxable compensation to the Awardee.

15.
Effect of Internal Revenue Code Section 409A.

  To the extent that any Award under the Plan is or may be considered to involve a nonqualified deferred compensation plan or deferral subject to Section 409A of the Internal Revenue Code, the Award shall be interpreted, operated and administered in a manner consistent with the requirements of such Section.

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  EXHIBIT 10(u)